Exhibit 99.1

lululemon athletica Names Stuart C. Haselden Chief Financial Officer
Vancouver, Canada - January 7, 2015 - lululemon athletica inc. [NASDAQ:LULU] today announced that Stuart C. Haselden has been named as Chief Financial Officer, effective as of the start of his employment with the Company, which is expected to be February 2, 2015. He will report to the Company’s Chief Executive Officer, Laurent Potdevin.
“I’m very pleased to welcome Stuart to our senior management team. Stuart’s extensive background in financial management with global apparel retailers is a perfect fit for lululemon. I’m confident that his broad capabilities will strengthen our ability to build on our momentum as we develop our international footprint and create long-term, sustainable value,” said Laurent Potdevin, CEO of lululemon athletica.
“Looking at the world-class team that Laurent has assembled, I’m excited to assume this role and contribute to lululemon’s growth. Additionally, I look forward to working with our investor and shareholder community,” stated Haselden.
Mr. Haselden’s career spans 15 years of executive leadership at global apparel retailers, including J. Crew Group, Inc. and Saks Incorporated. In additional to his extensive financial management experience, his proven strengths include driving strategy, international growth, and shareholder value. Most recently, Mr. Haselden served as Chief Financial Officer and Executive Vice President of J. Crew since May 15, 2012 and also served as its Principal Accounting Officer. From 2009 to 2012, Mr. Haselden served as J. Crew’s Senior Vice President of Finance and Treasurer, and served as Vice President of Financial Planning & Analysis from 2006 to 2009. Before joining J. Crew, Mr. Haselden served as the Vice President of Strategic Planning for Saks Incorporated where he held a variety of positions from 1999 to 2005. Mr. Haselden also serves on the advisory board of the School of Human Sciences at Auburn University.
Mr. Haselden has sustained a lifelong commitment to physical fitness rooted in his prior experience as a U.S. Army officer. He is an avid skier and runner and also enjoys cycling and outdoor activities with his wife and three children. He is looking forward to relocating the family to the Vancouver area.
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations and our prospects and strategies for future growth. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand, including any negative publicity regarding our products or the production methods of our suppliers or manufacturers; the acceptability of our products to our guests, including receiving products that comply with our technical specifications and quality standards; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; our exposure to various types of litigation; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast customer demand for our products; any unforeseen disruption of our information systems; any material disruption of our information systems; our ability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our highly competitive market and increasing competition; our ability to deliver our products to the market and to meet customer expectations if we have problems with our distribution system; our ability to protect our intellectual property rights; our ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in China or other countries; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the continued service of our senior management;

seasonality; fluctuations in foreign currency exchange rates; the operations of many of our suppliers are subject to international and other risks; our ability to source our merchandise profitably or at all; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor Contact:
Joseph Teklits/Jean Fontana
ICR, Inc.
203-682-8200
Media Contact:
Alecia Pulman
ICR, Inc.
203-682-8224